Exhibit 10.24

PURCHASE AND SALE AGREEMENT

between

Madisonville Gas Processing, LP

(as “Seller”),

and

Madisonville Midstream LLC

(as “Buyer”),

and

GeoPetro Resources Company

(“GeoPetro”)

December 31, 2008

i

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated to be effective as of December 31, 2008, is by and among Madisonville Gas Processing, LP, a Colorado limited partnership (“Seller”), Madisonville Midstream LLC, a Texas limited liability company (“Buyer”), and GeoPetro Resources Company, a California corporation (“GeoPetro”).

Recital:

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, that certain gas treating plant known as the Madisonville Field Gas Treatment Plant and natural gas gathering system located in Madison County, Texas (collectively, the “Madisonville Gas Plant”) and all related assets, rights, and interests, as such assets, rights, and interests are more fully described herein, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement, and for other good and valuable consideration, Seller, Buyer, and GeoPetro agree as follows:

Article 1
Definitions

Section 1.1.                                   Certain Defined Terms. Unless the context otherwise requires, the terms defined in Appendix A shall, when used herein, have the meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

Section 1.2.                                   References, Gender, Number. All references in this Agreement to an “Article,” “Section,” or “subsection” shall be to an Article, Section or subsection of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause, or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

Article 2
Purchase And Sale

Section 2.1.                                   Purchase and Sale. On and subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, free and clear of all Liens, other than Permitted Encumbrances, and Buyer agrees to purchase or cause to be purchased from Seller, in consideration of the payment of the Purchase Price by Buyer and GeoPetro, the Assets.

Section 2.2.                                   Assumed Liabilities.

Subject to the terms and conditions of this Agreement, at Closing, Buyer will assume and agree to pay, perform and discharge when due all liabilities or obligations arising from and after the Effective Date, including, without limitation, assumption of the remaining monthly Facilities Charge payments (as such term is defined in the Electric Service Contract described in Exhibit A-6) and the remaining payments due under the Truck Leases described on Exhibit A-5, in connection with (i) the Assets and (ii) the ownership, operation, or conduct of the Assets arising from any acts, omissions, events, conditions, or circumstances that are attributable to the period after the Effective Date (collectively, the “Assumed Liabilities”).

Article 3
Purchase Price And Payment

Section 3.1.                                   Introduction. There are three (3) components which make up the total Purchase Price for the Assets hereunder (together, the “Purchase Price”): (i) the cash portion of the Purchase Price which is to be paid by Buyer at Closing; (ii) the GeoPetro Common Stock which is to be issued by GeoPetro to the Share Recipients as set forth on Exhibit C-1 attached hereto at Closing; and (iii) the assumption by Buyer of the Existing Seller Debt in accordance with the Term Loan Agreement at or contemporaneously with Closing.

Section 3.2.                                   Cash Portion of the Purchase Price. The cash portion of the Purchase Price is $1,094,000, reduced in accordance with Section 5.3. Seller has provided Buyer with a list of the outstanding payables identifying the payees and the amounts owed to each. Buyer shall pay Seller’s payables by certified or cashier’s checks to be delivered at Closing, and shall pay to Seller at Closing the remaining amount of the cash portion of the Purchase Price (if any) by certified or cashier’s check.

Section 3.3.                                   Common Stock Portion of the Purchase Price. The common stock portion of the purchase price shall consist of One Million Five Hundred Thousand (1,500,000) shares of GeoPetro’s common stock (“GeoPetro Common Stock”), in the aggregate, delivered by eleven (11) share certificates to the limited partners of Seller listed on Exhibit C-1 attached hereto (the “Share Recipients”) in the amounts set forth on Exhibit C-1, with each certificate representing any portion of the GeoPetro Common Stock bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO GEOPETRO RESOURCES COMPANY (“GEOPETRO”), (B) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE FURNISHED TO GEOPETRO AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO GEOPETRO. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 3.4.                                   Existing Seller Debt. Buyer shall assume and refinance the Existing Seller Debt in accordance with the Term Loan Agreement.

Section 3.5.                                   Closing Matters. At the Closing, Buyer shall (i) deliver certified or cashier’s checks in accordance with Section 3.2; and (ii) execute and deliver the Term Loan Agreement and the Loan Documents (as defined therein); and GeoPetro shall deliver to Seller the share certificates for the GeoPetro Common Stock described in Section 3.3.

Section 3.6.                                   Allocation Statement. As soon as practicable after the Closing, Buyer shall deliver to Seller a statement (the “Allocation Statement”), allocating the Purchase Price among the Assets in accordance with Section 1060 of the IRC. If within ten (10) days after the delivery of the Allocation Statement, Seller notifies Buyer in writing that Seller objects to the allocation set forth in the Allocation Statement, Buyer and Seller shall use commercially reasonable efforts to resolve such dispute. Buyer and Seller shall use this allocation for purposes of filing all Tax Returns with respect to, or related to, the Assets.

Article 4
Representations And Warranties

Section 4.1.                                   Representations and Warranties of Seller. Seller represents and warrants to Buyer and GeoPetro as follows:

(a)                                  Organization and Good Standing. Seller is a Colorado limited partnership, duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Seller has heretofore delivered to Buyer true and complete copies of its limited partnership agreement as currently in effect. Each of the partners of Seller is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation.

(b)                                 Qualification of Seller. Seller has the requisite partnership power and all governmental licenses, authorizations, permits, consents, and approvals required to carry on the business of owning and operating its assets, including the Assets, as such business is now being conducted. Seller is qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be material to Seller.

(c)                                  Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Seller and each of its partners. Each of the partners of Seller has authorized and approved the transaction.

(d)                                 Enforceability. This Agreement and each of the Transaction Agreements constitutes a valid and binding obligation of Seller and each of its partners enforceable against it and them in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(e)                                  No Violation or Breach. Except as shown in Schedule 4.1(e), neither the execution and delivery of this Agreement or the Transaction Agreements nor the consummation of the transactions and performance of the terms and conditions contemplated hereby and thereby by Seller shall (i) conflict with or result in a violation or breach of any provision of the limited partnership agreement or other governing documents of Seller or any material agreement, indenture, or other instrument under which Seller is bound, or (ii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit relating to operation of the Assets to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller or by which any of the Assets is or may be bound, (iii) violate any Law applicable to Seller or the Assets, or (iv) result in the creation or imposition of any Lien on the Assets.

(f)                                    Consents. Except for the consents, filings, or notices described in Schedule 4.1(f) (“Required Consents”), no consent, approval or authorization of, or permit from, or filing with, or notification to, any Person is required for or in connection with the execution and delivery of this Agreement or any Transaction Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Seller.

(g)                                 Actions. Except as set forth on Schedule 4.1(g), there is no Action (or any basis therefor) pending against, or to the knowledge of Seller, threatened against or affecting, the operation of the Assets or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Transaction Agreements.

(h)                                 Compliance with Laws. Except as set forth on Schedule 4.1(h), Seller has operated and maintained its business and the Assets in compliance with all Laws and to the knowledge of Seller is not under investigation with respect to or has been threatened to be charged with or given notice of any violation of any Law. Except as set forth on Schedule 4.1(h), Seller has not received written notice of any violation of any Laws, or to the knowledge of Seller, is under investigation with respect to and has not been threatened to be charged with any violation of any Law in respect of its ownership and operation of the Assets.

(i)                                     Brokerage Fees and Commissions. Neither Seller, nor any Affiliate of Seller, has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee, or commission in respect of the transactions contemplated by this Agreement for which Buyer shall incur any liability.

(j)                                     Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending against, being contemplated by, or to the knowledge of Seller, threatened against Seller.

(k)                                  Material Contracts.  (i) Except for the contracts disclosed in Schedule 4.1(k), with respect to the ownership or operation of the Assets, Seller is not a party to or bound by:

(A)                  any lease (whether of real or personal property) providing for annual rentals of $25,000.00 or more;

(B)                    any agreement or contract for the gathering, treating, transportation, or sale of natural gas or other hydrocarbons;

(C)                    any agreement for the purchase or sale by Seller of materials, supplies, goods, services, equipment or other assets that provides for either (1) expenditures by Seller of more than $25,000.00 or (2) payments to Seller of $25,000.00 or more;

(D)                   any partnership, joint venture, or other similar agreement or arrangement;

(E)                     any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise);

(F)                     any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed, or secured by any asset);

(G)                    any option, license, franchise, or similar agreement;

(H)                   any agency, dealer, sales representative, marketing, or other similar agreement;

(I)                        any agreement that limits the freedom of Seller to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Assets or which would so limit the freedom of Buyer after the Closing Date;

(J)                       any agreement with or for the benefit of any Affiliate of Seller; or

(K)                   any other agreement, commitment, or arrangement not made in the ordinary course of business that is material to the operation of the Assets.

(ii)                                  Each contract disclosed in any Schedule or Exhibit to this Agreement or required to be disclosed by this Section 4.1(k) or any other provision of this Agreement: (A) is a valid and binding agreement and is in full force and effect; (B) and neither Seller nor, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder; and (C) the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and the performance of the provisions hereof or thereof will not constitute a default under, or give rise to any right of termination, cancellation, or acceleration of any right or obligation under, or give rise to any loss of any benefit under, any such contract. True, correct, and complete copies of each such contract have been delivered to Buyer.

(l)                                     Environmental Matters. Except as set forth in Schedule 4.1(l), (i) Seller has operated the Assets in compliance in all material respects with all Environmental Laws and Environmental Permits, and to the knowledge of Seller, the Assets are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any Environmental Law; (ii) to the knowledge of Seller, no remedial, cleanup, or other similar corrective obligations, whether with respect to Hazardous Materials, soil or groundwater contamination, or otherwise, exist as of the date hereof under Environmental Laws with respect to any of the Assets; (iii) in connection with or relating to any Asset, no notice, request for information, order, complaint, or penalty has been received, and there are no suits, actions, or proceedings pending or, to knowledge of Seller, threatened by any Governmental Authority or third-party with respect to any matters relating to or arising out of any Environmental Law or any Hazardous Material; (iv) to the knowledge of Seller, there are no Environmental Liabilities arising in connection with or in any way relating to any Asset and there are no facts, events, conditions, situations, or set of circumstances which could reasonably be expected to result in or be the basis for any such liability; (v) other than the Phase I Report, there has been no environmental investigation, study, audit, test, review, or other analysis conducted in relation to any Asset; (vi) to the knowledge of Seller, no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any of the Assets or any other property now or previously owned, leased, or operated by Seller or its Affiliates in connection with the Assets in violation of any Environmental Law; and (vii) to the knowledge of Seller, no expenditure of capital funds in connection with any Asset will be required to comply with any Environmental Law or in connection with any Environmental Liability. For purposes of this Section 4.1(l), the term “Seller” shall include any entity which is, in whole or in part, a predecessor of Seller.

(m)                               Tax Matters. Except as set forth in Schedule 4.1(m),

(i)                                     all Tax Returns required to be filed on or before the Closing Date by Seller with respect to any Taxes payable in respect of the Assets have been or will be timely filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed;

(ii)                                  the Tax Returns are or will be true and correct in all respects, and all Taxes due with respect to such returns (whether or not reported on such returns) have been or will be paid;

(iii)                               there are no claims, assessments, levies, administrative proceedings, or lawsuits pending, or to the knowledge of Seller, threatened by any taxing authority with respect to the Assets;

(iv)                              no audit or investigation of any Tax Return of Seller with respect to the Assets is currently underway, or to knowledge of Seller, threatened; and

(v)                                 there are no Liens on the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(n)                                 Employee Matters and Plans.

(i)                                     Schedule 4.1(n) sets forth a list showing the names of all of the employees of Seller and its Affiliates that are assigned to the operation of the Assets (the “Business Employees”) showing for each employee:  hire date, current job title, current salary level, and any written employment agreements with any such employee.

(ii)                                  None of the Business Employees is covered by a collective bargaining agreement. Neither Seller nor any of its Affiliates is currently negotiating or considering entering into any collective bargaining agreement or other contract or understanding with a labor union or labor organization relating to any Business Employees.

(iii)                               Schedule 4.1(n) contains a correct and complete list identifying each “employee benefit plan,” as defined in ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Seller or any Affiliate and covers any Business Employee or any former employee of Seller, or with respect to which Seller or any Affiliate has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Buyer. Such plans are referred to collectively herein as the “Employee Plans.”

(iv)                              Neither Buyer nor any of its Affiliates will assume or become responsible for any liabilities arising out of or under (x) any Employee Plan or (y) relating to Seller’s employment of any Business Employee or any termination of any such employment (collectively, “Retained Employee Liabilities”).

(v)                                 There are no obligations, liabilities, breaches, violations or defaults under any Employee Plan nor any pending, or to the knowledge of Seller, threatened or anticipated litigation or claims against any Employee Plan (other than routine claims for benefits) which could subject the Assets, the Seller, the Buyer or any Affiliate or any of their Employee Plans to any taxes, penalties, or other liabilities.

(vi)                              Seller represents and agrees that with respect to the Seller’s 401(k) plan, that, as of the Closing Date, such Seller 401(k) plan (i) is intended to satisfy the requirements of Section 401(a) of the Code and (ii) is a prototype plan which has a favorable determination letter from the Internal Revenue Service regarding such tax-qualified status.

(o)                                 Property Matters.

(i)                                     Except as set forth in Schedule 4.1(o), Seller owns, leases, or otherwise has the right to use the real property and personal property described on Exhibit A-1 included in the Assets, free and clear of all Liens, other than Permitted Encumbrances.

(ii)                                  Exhibit A-1 correctly describes the real property owned by Seller that is part of the Assets, which shall be conveyed by Seller to Buyer.

(iii)                               Exhibit A-2 correctly describes the leases included in the Assets under which Seller holds a leasehold interest in real property which shall be assigned by Seller to Buyer. Except as set forth in Schedule 4.1(o), (A) the leases disclosed in Exhibit A-2 constitute all of the leases, licenses, and similar agreements held by Seller relating to real property constituting parts of the Assets (except for those described in Exhibit A-3); (B) to the knowledge of Seller, each lease disclosed in Exhibit A-2 is valid and binding and in full force and effect; (C) Seller is not in breach of or default under, and to Seller’s Knowledge, no other party to any such lease is in breach of or default under, in any material respect, any of the provisions of any such Lease; (D) all rentals and other payments due under such leases have been paid; and (E) assuming the obtaining of all Required Consents, the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and the performance of the provisions hereof or thereof will not constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation under, or give rise to any loss of any benefit under, any such lease. In addition, the real property and leased parcels included in the Assets have adequate means of ingress and egress from and to public roads, and adequate water supply, sewer, drainage, telephone, gas, electric, fire protection and other utilities and services either directly or over valid easements or servitudes, to adequately operate, repair, and maintain the Assets.

(iv)                              Exhibit A-3 correctly describes all rights of way and easements included in the Assets, which shall be assigned by Seller to Buyer. Except as set forth in Schedule 4.1(o), (A) the rights of way and easements disclosed in Exhibit A-3 constitute all of the easements, servitudes, rights of way, leases, licenses and similar agreements held by Seller relating to real property constituting parts of the Assets (except for those described in Exhibit A-2); (B) to the knowledge of Seller, each right of way or easement disclosed in Exhibit A-3 is valid and binding and in full force and effect; (C) Seller is not in breach of or default under, and to Seller’ knowledge, no other party to any such right of way or easement is in breach of or default under, in any material respect, any of the provisions of any such right of way or easement; (D) all rentals and other payments due under such rights of way and easement have been paid; and (E) the consummation of the transactions contemplated by this Agreement and the Transaction Agreements and the performance of the provisions hereof or thereof will not constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation under, or give rise to any loss of any benefit under, any such Right-of-Way.

(v)                                 To Seller’ knowledge, there are no condemnation or similar proceedings pending or threatened against any of the Assets.

(vi)                              Except as set forth in Schedule 4.1(o), to Seller’ knowledge, no portion of the Assets encroach in any respect on property of others (other than encroachments that would not materially impair the ownership or operation of the Assets).

(vii)                           Except as set forth in Schedule 4.1(o), no portion of the Assets are subject to any preferential purchase rights or purchase options.

(p)                                 Permits. Schedule 4.1(p) correctly describes each license, franchise, permit, certificate, approval, or other similar authorization, including Environmental Permits, affecting, or relating in any way to, the Assets that are transferable by Seller (the “Permits”) together with the name of the Governmental Authority issuing such Permit. Except as set forth on Schedule 4.1(p), (i) each Permit is valid and in full force and effect, (ii) Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any Permits, and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby or by the Transaction Agreements. Upon consummation of such transactions, Buyer will have all of the right, title and interest in the Permits. Seller’s operator number assigned to it by the Texas Railroad Commission (the “TRRC”) is not transferable to Buyer. In connection therewith, Seller has deposited a $25,000 performance bond with the TRRC and promptly upon Closing will apply to the TRRC for the return of such performance bond.

(q)                                 Intellectual Property.

(i)                                     Schedule 4.1(q) contains a true and complete list of all material intellectual property rights held for use or used in the conduct of the operation of the Assets. Seller has obtained all consents required to transfer such intellectual property rights to Buyer hereunder. The BCCK transfer license fee in the amount of $250,000.00 shall be paid in accordance with that letter by and among BCCK Engineering, Incorporated, Buyer, and Seller of even date herewith attached hereto as Exhibit B (the “BCCK Letter”).

(ii)                                  The scheduled intellectual property rights constitute all the intellectual property rights necessary to, or used or held for use in, the conduct of the operation of the Assets. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair, or extinguish such intellectual property rights.

(iii)                               None of Seller or any of its Affiliates has infringed, misappropriated or otherwise violated any intellectual property right of any third person.

(r)                                    Sufficiency of Assets. The Assets constitute all of the property (real, personal, and fixtures) and assets used or held for use in the operation of the Madisonville Gas Plant.

(s)                                  Insurance Coverage. Seller has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the ownership or operation of the Assets. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and Seller has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since June 29, 2008 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting operations similar to the operation of the Assets. Seller does not know of any threatened termination of any of such policies or bonds. Seller shall terminate such policies and bonds upon payment of the Purchase Price on the Effective Date.

(t)                                    Regulatory Status. No segment of the Assets (i) has been acquired through the use or threatened use of the power of eminent domain, or (ii) is subject to regulation by the Texas Railroad Commission as to the rates or tariffs that can or must be charged or imposed or the services that can or must be performed, except as provided in Schedule 4.1(t).

(u)                                 Books and Records. The books and records necessary for the ownership and operation of the Assets are complete and correct in all material respects and true, correct, and complete copies of such books and records have been provided to Buyer.

(v)                                 Absence of Certain Changes. Since the June 27, 2008, except as disclosed on Schedule 4.1(v), the operation of the Madisonville Gas Plant has been conducted by Seller in the ordinary course of business consistent with past practices and (i) there has been no material damage or casualty loss affecting operation of the Madisonville Gas Plant and (ii) Seller has not removed any compressors, materials, equipment, or other facilities from the Madisonville Gas Plant (that were not replaced with comparable items) having an individual value in excess of $25,000 or having an aggregate value in excess of $100,000.

(w)                               Investor Representation Letters. Seller shall cause each Share Recipient of GeoPetro Common Stock to execute and deliver at Closing an Investor Representation Letter in the form set forth on Exhibit C-2 attached hereto.

(x)                                   BCCK Matters. With respect to the Madisonville Gas Processing, LP NITROGEN REMOVAL PROJECT, NITECH UNIT PURCHASE AND SALE AGREEMENT # 2405 between Seller and BCCK Engineering, Incorporated dated November 15, 2005, Seller has made all payments to BCCK in full and complete satisfaction of the Milestone Payments under Section 3.1 thereof.

Section 4.2.                                   Representations and Warranties of Buyer and GeoPetro. Buyer and GeoPetro represent and warrant to Seller as follows:

(a)                                  Organization and Qualification. It is a limited liability company or corporation, as applicable, duly formed, validly existing, and in good standing under the laws of the State of Texas, in the case of Buyer, and California, in the case of GeoPetro, and each has the requisite power to carry on its business as it is now being conducted, is duly qualified and licensed as may be required, and is in good standing to do business in each jurisdiction in which it is conducting business. Buyer has heretofore delivered to Seller true and complete copies of its limited liability company company agreement as currently in effect.

(b)                                 Authority. Each of Buyer and GeoPetro has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Buyer and GeoPetro.

(c)                                  Enforceability. This Agreement and each of the Transaction Agreements to which Buyer or GeoPetro is a signatory constitutes a valid and binding obligation of such executing party enforceable against such party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(d)                                 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Agreements nor the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Buyer or GeoPetro (i) conflict with or result in a violation or breach of, or give rise to a right of termination, cancellation, or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Buyer or GeoPetro, or otherwise result in a material detriment to Buyer or GeoPetro under any provision of the certificate of formation, regulations, or other similar governing documents of Buyer or GeoPetro, or any agreement, indenture or other instrument under which Buyer or GeoPetro is bound or (ii) violate or conflict with any Law applicable to Buyer or the properties or assets of Buyer or GeoPetro.

(e)                                  Consents. No consent, approval, authorization, or permit of, or filing with, or notification to, any Person is required for or in connection with the execution and delivery of this Agreement or any Transaction Agreement by Buyer or GeoPetro or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Buyer or GeoPetro.

(f)                                    Actions. There is no Action (or any basis therefor) pending against Buyer or GeoPetro, or to the knowledge of Buyer and GeoPetro threatened against Buyer or GeoPetro, which could reasonably expected to have a Material Adverse Effect on Buyer or GeoPetro, or which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay the transactions contemplated by this Agreement or the Transaction Agreements.

(g)                                 Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder’s fee or commission in respect of the transactions contemplated by this Agreement for which Seller shall incur any liability.

(h)                                 Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending against, being contemplated by, or to the knowledge of Buyer or GeoPetro threatened against, Buyer or GeoPetro.

(i)                                     Condition of Assets. Buyer unconditionally agrees and acknowledges that it has physically inspected the Madisonville Gas Plant and is fully familiar with the equipment described in Exhibit A-4 and its past and present condition, application, suitability and fitness for purpose, performance, defects, and faults, and that the equipment may have contained flammable, combustible, or other hazardous liquids and/or Hazardous Materials. Consistent with the foregoing, the Madisonville Gas Plant is sold “AS IS, WHERE IS” as “used” property and is unconditionally accepted as such by Buyer. This Agreement is made without any warranty or representation whatsoever (except for warranty of good and marketable title), express, implied, or statutory, including without limitation any warranty of merchantability or fitness for a particular purpose, and Buyer accepts the “used” property “AS IS, WHERE IS” and “WITH ALL FAULTS.”

(j)                                     BCCK Matters. With respect to the Madisonville Gas Processing, LP NITROGEN REMOVAL PROJECT, NITECH UNIT PURCHASE AND SALE AGREEMENT # 2405 between Seller and BCCK Engineering, Incorporated dated November 15, 2005, Buyer shall pay the BCCK transfer license fee in the amount of $250,000.00 set forth in Section 3.2 thereof in accordance with the BCCK Letter.

Article 5
Employee Matters

Section 5.1.                                   Transferred Employees. Effective as of the Closing, (i) Seller shall terminate the employment of each Business Employee, and (ii) Buyer (or one of its Affiliates) may offer to employ any of the Business Employees at a salary or wage level and other terms as determined by Buyer. At Closing, Buyer shall provide Seller with the names of those Business Employees who have accepted such employment offers. Business Employees who accept employment from Buyer are referred to herein as “Transferred Employees.”

Section 5.2.                                   Employee Plans. Transferred Employees shall participate in employee benefit plans and programs of Buyer and its Affiliates on the same basis as other similarly situated employees of Buyer and its Affiliates.

Section 5.3.                                   Retention Bonuses. Reference is made to those letters dealing with employee retention bonuses dated August 20, 2008 from Seller to those Business Employees who shall become Transferred Employees after the Effective Date (the “Retention Bonus Letters”). If any Transferred Employees qualify for retention bonuses pursuant to the Retention Bonus Letters, then Buyer shall remit to each of such Transferred Employees the retention bonuses in a timely manner in accordance with the terms of the Retention Bonus Letters, and Seller shall have no responsibility therefore, and Buyer shall indemnify and hold Seller harmless against claims by any Transferred Employees for failure to pay the retention bonus. Accordingly, Buyer shall withhold $106,500 from the cash portion of the Purchase Price, which is the maximum aggregate amount that could be payable to the Transferred Employees in accordance with the Retention Bonus Letters.

Article 6
Covenants Of Seller And Buyer

Section 6.1.                                   Public Announcements. After the Closing Date, each party will provide the other in advance a copy of any initial public announcement or statement in connection with the transactions contemplated hereby.

Section 6.2.                                   Further Assurances.

(a)                                  Additional Actions. Seller and Buyer each agree that from time to time after the Closing Date it will execute and deliver, or cause its respective Affiliates to execute and deliver, such documents, certificates, instruments and other writings, and take (or cause its respective Affiliates to take) such other actions, as may be necessary or desirable to carry out the purposes and intents of this Agreement and to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer (or Buyer’s Affiliates) good and marketable title to the Assets.

(b)                                 Power of Attorney. Seller hereby constitutes and appoints, effective as of the Effective Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, subject to Section 6.5 and Section 6.6 of this Agreement, (i) to collect for the account of Buyer any items of Assets and (ii) to institute and prosecute all proceedings which Buyer may, in its sole discretion, deem proper to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Assets. Subject to Section 6.5 and Section 6.6 of this Agreement, Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

Section 6.3.                                   Regulatory Approvals. If Buyer or Seller decide that approval of a Governmental Authority is required to permit Seller or Buyer to continue to use any Permits with respect to the Assets after Closing, Buyer and any Seller shall cooperate in filing the required applications and notices with the appropriate Governmental Authorities seeking authorization to confirm Seller’s continued right to use such Permits or to transfer or assign such Permits to Buyer (the “Regulatory Approvals”) as necessary. Each party agrees to use its reasonable best efforts to obtain the Regulatory Approvals and the parties agree to cooperate fully with each other and with all Governmental Authorities to obtain the Regulatory Approvals at the earliest practicable date.

Section 6.4.                                   Financial Information. Seller acknowledges that GeoPetro will need to furnish certain audited and reviewed financial information, including the information required by Rule 3-05 and Article XI of Regulation S-X promulgated by the U.S. Securities and Exchange Commission, in an 8-K filing not later than 75 days after the date of Closing. Seller shall use its reasonable commercial efforts to cooperate with Buyer and its independent auditor to facilitate such audit for the calendar years 2006 and 2007 as well as a review of the nine month period ended September 30, 2008. To the extent not already delivered to Buyer, Seller shall make available at Seller’s offices in Denver, Colorado during normal business hours all pertinent accounting Records for the periods to be presented.

Section 6.5.                                   Expenses. To the extent that any costs and expenses attributable to the ownership or operation of the Assets prior to the Effective Date (that have not already been taken into account in determining the cash portion Purchase Price) arise after Closing, Seller shall be responsible for paying all such costs and expenses. Buyer shall be reimbursed by Seller to the extent Buyer is required to pay any such any costs and expenses. Seller agrees to reimburse Buyer for all such costs and expenses paid by Buyer within ten (10) Business Days after receipt from Buyer or Seller, as appropriate, of a notice of reimbursement accompanied by written evidence of the underlying payment on account of such costs and expenses.

Section 6.6.                                               Revenues. Subject to Section 9.1(b), any amounts received by, or other consideration given to, Buyer (or its Affiliates) after the Closing Date attributable to the Assets for any period prior to the Effective Date shall be held by Buyer in trust for Seller until promptly paid to Seller. Likewise, any amounts received by, or other consideration given to, Seller (or its Affiliates) after the Closing Date attributable to the Assets for any period after the Effective Date shall be held by the Seller in trust for Buyer until promptly paid to Buyer.

Article 7
Closing

Section 7.1.                                   Closing. The Closing will be conducted on the Closing Date at 10:00 a.m., Houston time, at the offices of Andrews Kurth LLP at 600 Travis Street, Suite 4200, Houston, Texas, 77002, or at such other time and place as the parties agree.

Section 7.2.                                   Seller’s Closing Deliverables. At Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer and/or GeoPetro the following:

(i)                                     this Agreement;

(ii)                                  assignment agreements in substantially the form of Exhibit 7.2(ii), including an omnibus conveyance for Madison County, Texas, and such other conveyance and transfer instruments under which the Assets will be assigned and transferred to Buyer;

(iii)                               a warranty deed in the form of Exhibit 7.2(iii) transferring Seller’s interest in the real property in Madison County, Texas to Buyer;

(iv)                              the BCCK Letter;

(v)                                 a certificate from a duly authorized officer of the general partner of Seller confirming that the representations and warranties of Seller in Section 4.1 are true and correct on the Closing Date;

(vi)                              a non-foreign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the IRC, in form attached hereto as Exhibit 7.2(vi), dated as of the Closing Date;

(vii)                           Seller’s Legal Opinion;

(viii)                        legally-sufficient releases of all Liens held by any Affiliate(s) of Seller which encumber any of the Assets;

(ix)                                the Termination Agreement; and

(x)                                   an executed Investor Representation Letter from each Share Recipient in the form attached as Exhibit C-2 attached hereto.

Section 7.3.                                   Buyer’s Closing Deliverables. At Closing, Buyer or GeoPetro, as applicable, shall execute and deliver, or cause to be executed and delivered, to Seller (or its designated Affiliate) the following:

(i)                                     this Agreement;

(ii)                                  the assignment agreements described in Section 7.2(ii) executed by Buyer;

(iii)                               the Term Loan Agreement and the Loan Documents (as defined therein);

(iv)                              a certificate from a duly authorized officer of Buyer confirming that the representations and warranties of Buyer in Section 4.2 are true and correct as of the Closing Date;

(v)                                 a certificate from a duly authorized officer of GeoPetro confirming that the representations and warranties of GeoPetro in Section 4.2 are true and correct as of the Closing Date;

(vi)                              share certificates for the GeoPetro Common Stock;

(vii)                           the BCCK Letter;

(viii)                        certified or cashier’s checks in accordance with Section 3.2;

(ix)                                GeoPetro’s Legal Opinion;

(x)                                   Buyer’s Legal Opinion; and

(xi)                                the Termination Agreement.

Article 8
Survival

The representations and warranties of the Seller in Sections 4.1 (a)-(e), 4.1(i). 4.1(m), 4.1(n), 4.1(o)(i), and 4.1(x) shall survive the Closing of the transactions contemplated hereunder.  All other representations and warranties of Seller in Section 4.1 shall terminate as of the Closing Date. All covenants which extend to periods or contemplate actions after the Closing or the Effective Date, as applicable, shall survive according to their terms.

Article 9
Taxes

Section 9.1.                                   Allocation of Taxes.

(a)                                  Transfer Taxes.  Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

(b)                                 Property Taxes.  Property Taxes for the tax period beginning January 1, 2008 and ending December 31, 2008 (the “2008 Tax Period”) are due and payable on or before January 31, 2009.  Seller shall file or cause to be filed all required reports and returns incident to the Property Taxes for the 2008 Tax Period and shall pay or cause to be paid to the Tax authorities all Property Taxes relating to the 2008 Tax Period. Any refund of property taxes for the 2008 Tax Period shall be for the benefit of, and shall be remitted to, Buyer.

(c)                                  Allocation of Other Taxes.  Except as set forth in Section 9.1(a) and (b), Seller shall be responsible for all Taxes imposed on or with respect to the Assets that are attributable to any whole or partial taxable period before the Closing Date.

Section 9.2.                                   Cooperation.  Buyer and Seller will cooperate with each other and with each other’s respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return or report and any Tax claim or litigation in respect of the Assets that include whole or partial taxable periods, activities, operations, or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available employees, if any, or original documents (to the extent available), or either or both of them, for the purpose of providing testimony and advice (the cost of which shall be borne by the requesting party).  In the event of a contest with a Tax authority regarding Taxes relating to the

Assets for which Seller is wholly responsible hereunder, Seller shall have the right to control the contest; provided, however that Seller shall not settle any such contest in a manner that would adversely affect the Assets or Buyer for any tax period after the Closing Date.  In a contest with a Tax authority regarding Taxes related to the Assets for which Seller and Buyer are jointly responsible hereunder, Seller and Buyer shall jointly control the contest in good faith with each other.  Reasonable out-of-pocket expenses with respect to such contests shall be borne by the parties pro-rata in accordance with their responsibility for such Taxes as set forth in this Agreement.

Article 10
Other Provisions

Section 10.1.                             Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 10.2.                             Governing Law.  This Agreement and the respective rights and obligations of the parties to this transaction shall be governed by, interpreted, and enforced in accordance with the Laws of the State of Texas.

Section 10.3.                             Alternate Dispute Resolution.

(a)                                  Disputes.  The parties agree that all claims, controversies, and disputes arising out of or relating to this Agreement, or to the breach, termination, interpretation, or validity hereof (each a “Dispute”), shall be handled in accordance with this Section 10.3.

(b)                                 Notice.  The party initiating the Dispute shall first give notice of the Dispute to the other party.  Executives (of each party) having authority to settle the Dispute shall then meet, negotiate, and endeavor in good faith to resolve the Dispute.  If such executives fail to meet or are unable to resolve the Dispute within thirty (30) days after the notice from the party initiating the Dispute, the parties shall endeavor in good faith to settle the dispute by mediation under the Mediation Procedure of the CPR Institute for Dispute Resolution (“CPR”) in effect on the date of this Agreement.

(c)                                  Mediation.  The parties agree that CPR shall select a mediator in any such Dispute, and such Person will agree to serve in that capacity and to be available on reasonable notice.  If the foregoing selected individual becomes unwilling or unable to serve, CPR shall appoint another mediator.  If neither of these two selected individuals is able or willing to serve, the parties will agree on a substitute with the assistance of CPR.  Unless otherwise agreed in writing, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.  Seller and Buyer agree to bear fifty percent (50%) of the mediation costs, including the fees and expenses of the mediator; provided, however, each Party shall bear and pay all fees and expenses of its own attorneys, accountants, experts, and witnesses.

(d)                                 Arbitration.  If the Dispute has not been resolved by mediation within sixty (60) days after the mediator has commenced such mediation, such Dispute shall be settled by binding arbitration in accordance with the CPR Rule for Non-Administered Arbitration in effect on the date of this Agreement by a sole arbitrator agreed to by the parties.  If the parties cannot agree upon the arbitrator, such arbitrator shall be an arbitrator recommended by the CPR Institute for Dispute Resolution from the CPR Panel of Distinguished Neutrals.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  Except as the parties may otherwise agree, the place of the arbitration will be Houston, Texas

Section 10.4.                             Entire Agreement.  This Agreement (including the Confidentiality Agreement), the Transaction Agreements and the Appendices, Schedules, and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein.

Section 10.5.                             Expenses.  Except as otherwise provided herein, all other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney’s fees, accountant fees and the expense of environmental and title examination, shall be borne by the party incurring such costs and expenses.

Section 10.6.                             Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States Mail, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.  Notices to Seller shall be addressed as follows:

Madisonville Gas Processing, LP

216 16th Street, Suite 1000

Denver, CO 80202

Attn:  Mr. Robert J. Clark

Telephone  (303)  626-8288

Facsimile:  (303)  626-8259

E-mail:  rjclark@bearcubenergy.com

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer.  Notices to Buyer and/or GeoPetro shall be addressed to:

GeoPetro Resources Company

One Maritime Plaza, Suite 700

San Francisco, CA  94111

Attn:  Mr. Stuart J. Doshi

Telephone  (415)  398-8186

Facsimile:  (415)  398-9227

E-mail: sdoshi@GeoPetro.com

or at such other address and to the attention of such other Person as Buyer or GeoPetro may designate by written notice to Seller.

Section 10.7.                             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

Section 10.8.                             Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.  Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with.  The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 10.9.                             Appendices, Schedules and Exhibits.  All Appendices, Schedules, and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

Section 10.10.                     Interpretation and Rules of Construction.  This Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects such party’s understanding of the transaction that it contemplates.  In construing this Agreement:

(i)                                     examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(ii)                                  the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(iii)                               a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit, and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(iv)                              each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Appendix A which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail; and

(v)                                 the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

Section 10.11.                     Attorneys’ Fees.  The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

Section 10.12.                     Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 10.13.                       Time of Essence.  Time is of the essence in this Agreement.  If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of Seller and Buyer to be effective as of the Effective Date.

Seller:

MADISONVILLE GAS PROCESSING, LP

By: Madisonville GP, LLC,
its General Partner

By:	/s/ Robert J. Clark
Robert J. Clark
Manager

Buyer:

MADISONVILLE MIDSTREAM LLC

By:	/s/ Stuart J. Doshi
Name:	Stuart J. Doshi
Title:	President and CEO

GeoPetro:

GEOPETRO RESOURCES COMPANY

By:	/s/ Stuart J. Doshi
Name:	Stuart J. Doshi
Title:	Chairman, President and
Chief Executive Officer

APPENDIX A

TO

PURCHASE AND SALE AGREEMENT

DEFINITIONS

“Action” means any action, suit, proceeding, investigation, proceeding, condemnation, or audit by or before any court or other Governmental Authority or any arbitration proceeding.

“Affiliate” means, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.

“Agreement” is defined in the preamble.

“Allocation Statement” is defined in Section 3.6.

“Assets” means:

(i)                                     the real property and other interests in real property (other than those specified in subclauses (ii) and (iii) below) owned or held by Seller or its Affiliates in connection with the Madisonville Gas Plant, including but not limited to the real property owned by Seller in Madison County, Texas and described in Exhibit A-1;

(ii)                                  the leasehold estates owned or held by Seller or its Affiliates in connection with the Madisonville Gas Plant, including but not limited to the leasehold estates and interests of Seller described in Exhibit A-2 and Seller’s interest in the gas treating facilities located thereon;

(iii)                               the easements, rights of way, servitudes, licenses, permits, other real property rights and similar instruments owned or held by Seller or its Affiliates in connection with the Madisonville Gas Plant, including but not limited to the items described in Exhibit A-3 and the pipeline system and related facilities located thereon, all as more fully described in Exhibit A-3;

(iv)                              all intellectual property rights listed on Schedule 4.1(u);

(v)                                 all equipment, personal property, fixtures and other improvements held for use or used by Seller or its Affiliates in connection with the Madisonville Gas Plant, whether owned or leased, including all pipes, valves, compressors, meters, machinery, pumps, dehydrators, towers, liquids extractors, storage tanks,

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storage sheds, pump houses, instrumentation, and other equipment and facilities described in Exhibit A-4;

(vi)                              the vehicles, motorized equipment, trailers, tractors, dozers, and other similar items, whether owned or leased, listed in Exhibit A-5;

(vii)                           all rights under all gas gathering, purchase, treating, processing, and other similar contracts, letter agreements, letters of intent, equipment leases, software and hardware licenses, commitments, sales and purchase orders, and other instruments or any amendment to the foregoing, whether written or oral, to which Seller is a party or to which Seller or any of the Assets is subject, including the items described on Exhibit A-6 (collectively, the “Contracts”);

(viii)                        all Permits;

(ix)                                supplies, inventory, and other spare parts and materials used or held for use in connection with the Madisonville Gas Plant;

(x)                                   all existing Records;

(xi)                                all of Seller’s rights, claims, credits, causes of action or rights of set-off against third parties relating to the Assets;

(xii)                             all goodwill associated with the Assets; and

(xiii)                          to the extent not described in subsections (i) through (xii) above, all of Seller’s right, title and interest in and to any and all property, real, personal, and fixtures owned by Seller in Madison County, Texas.

“Assumed Liabilities” is defined in Section 2.2.

“BCCK Letter” is defined in Section 4.1(q)(i).

“Business Day” means any day which is not a Saturday, Sunday, or legal holiday recognized by the federal government of the United States of America.

“Business Employees” is defined in Section 4.1(n).

“Buyer” is defined in the preamble.

“Buyer’s Legal Opinion” means a legal opinion from counsel to Buyer in the form of Exhibit E attached hereto.

“Closing” means the consummation of the transaction contemplated by this Agreement.

“Closing Date” means December 31, 2008 .

“CPR” is defined in Section 10.3.

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“Disclosure Documents” is defined in Section 4.1(aa).

“Dispute” is defined in Section 10.3.

“Effective Date” means 11:59 p.m. Central Standard Time on December 31, 2008.

“Employee Plans” is defined in Section 4.1(n).

“Environmental Laws” means any federal, state, provincial, local and foreign Law relating to (a) the control of any potential pollutant, chemical or contaminant, or protection of the air, water, land, or human health and safety, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) hazardous, toxic, radioactive, reactive, corrosive material or ignitable substances or other substances alleged to be harmful (including, but not limited to, asbestos, asbestos-containing material, polychlorinated biphenyls and petroleum, its derivatives, by-products and other hydrocarbons).  “Environmental Laws” shall include the Clean Air Act, 42 U.S.C. § 7401 et seq., the Resource Conservation Recovery Act, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., and the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§11001 et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§136 et seq, each as amended and all related regulations, guidance documents or formal governmental interpretations thereof.

“Environmental Liabilities” means any and all costs (including, but not limited to, remediation and monitoring costs), damages, liabilities, settlements, expenses, penalties, fines, Taxes, prejudgment and post-judgment interest, court costs and attorneys’ fees incurred or imposed of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, fine, penalty, judgment, regulation or similar act (including settlements) by any Governmental Authority to the extent arising out of or under Environmental Laws, (ii) pursuant to any claim, demand, assessment or cause of action by a Governmental Authority or other third Person for personal injury, property damage, damage to natural resources, remediation or response costs pursuant to common law or Environmental Law or related to the use, disposal or release of Hazardous Materials, or (iii) otherwise relating to liabilities or obligations arising out of or relating to any Environmental Law or the use, presence, disposal, or release of any Hazardous Material.

“Environmental Permits” means any and all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Existing Seller Debt” means the existing secured financing by the Bank of Oklahoma to Seller.

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“GeoPetro” is defined in the preamble.

“GeoPetro Common Stock” is defined in Section 3.3

“Governmental Authority” means (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America.

“Hazardous Material” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, asbestos, asbestos-containing material, polychlorinated biphenyls and petroleum, its derivatives, by products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

“Investor Representation Letter” means that letter in the form of Exhibit C-2 attached hereto to be executed by each Share Recipient and delivered at Closing to GeoPetro.

“IRC” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“knowledge of Seller”, “Seller’ knowledge”, or any phrase of similar import means the knowledge of officers and senior management of Seller, as well as any other knowledge which any such individuals would have possessed if they had made reasonable inquiry with respect to the matter in question.

“knowledge of Buyer”, “Buyer’s knowledge”, or any phrase of similar import means the knowledge of officers and senior management of Buyer, as well as any other knowledge which any such individuals would have possessed if they had made reasonable inquiry with respect to the matter in question.

“Law” means any applicable statute, law (including common law), ordinance, regulation, rule, ruling, order, writ, injunction, decree, treaty, permit or other official act of or by any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Losses” means all claims, liabilities, losses, causes of action, judgments, demands, settlements, taxes, fines, penalties, damages, obligations, litigation, lawsuits, administrative proceedings, administrative investigations, costs, and expenses, including reasonable attorneys’ consultants’ and experts’ fees, court costs, and other costs of suit.

“Madisonville Gas Plant” is defined in the recital.

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“Material Adverse Effect” means any change, event or effect that is or would reasonably expected to be, individually or in the aggregate, materially adverse to the business related to, results of operations of or condition (financial or otherwise) of, or prospects for, the Assets, taken as a whole, excluding any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature).

“Permits” is defined in Section 4.1(p).

“Permitted Encumbrances” means any of the following matters:

(i)                                     any (a) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to maintenance or operation of the Assets and (b) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets that are not due and payable and that will be paid in the ordinary course of business;

(ii)                                  any liens for Taxes, assessments or other government charges that are not yet due and payable;

(iii)                               any easements, rights-of-way, servitudes, permits, licenses, leases and other rights with respect to operations to the extent such matters do not interfere in any material respect with Seller’s operation of the portion of the Assets burdened thereby;

(iv)                              rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets and all applicable Laws; and

(v)                                 Liens and security instruments with respect to the secured financing from the Bank of Oklahoma to Buyer under the Term Loan Agreement.

“Person” means any Governmental Authority or any individual, firm, partnership, corporation, joint venture, trust, unincorporated organization or other entity or organization.

“Phase I Report” means that Environmental Confirmatory Due Diligence / Assessment of Madisonville Gas Processing, L.P. dated September 3, 2008 prepared by Flatrock Engineering and Environmental, Ltd., and the Limited Site Investigation Madisonville Gas Plant dated August 24, 2005 prepared by Terracon Consultants, Inc.

“Property Taxes” means all ad valorem, property (whether real or personal), and similar Taxes with respect to the Assets.

“Purchase Price” is defined in Section 3.1.

“Records” means any and all of the books, records, contracts, agreements, documents and files of Seller existing on the Closing Date which are part of the Assets and all additions thereto

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after the Closing Date, including computer records and electronic copies of such information maintained by Buyer or its Affiliates.

“Regulatory Approvals” is defined in Section 6.3.

“Required Consents” is defined in Section 4.1(f).

“Retained Employee Liabilities” is defined in Section 4.1(n)(iv).

“Retention Bonus Letters” is defined in Section 5.3.

“Seller” is defined in the preamble.

“Seller’s Legal Opinion” means the legal opinion from counsel to Seller in the form of Exhibit D attached hereto.

“Share Recipients” is defined in Section 3.3.

“Tax” or “Taxes” means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local, parish or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, franchise taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, environmental taxes, Transfer Taxes, workers’ compensation, and other obligations of the same or of a similar nature to any of the foregoing.

“Tax Return” means all returns, reports, declarations, statements, bills, schedules, or written information of or with respect to any Tax which is required to be supplied to any taxing authority or depository.

“Term Loan Agreement” means that loan agreement of even date herewith by and between Buyer and Bank of Oklahoma, National Association.

“Termination Agreement” is the instrument set forth on Exhibit F.

“Transaction Agreements” means all certificates, opinions, conveyances, instruments, and documents executed or to be executed in connection with this Agreement and any of the transactions contemplated hereby, including the Term Loan Agreement.

“Transfer Taxes” means all transfer Taxes (excluding Taxes measured by net income), including sales, use, excise stock, stamp, documentary, filing, recording, permit, license, authorization and similar Taxes, filing fees and similar charges.

“Transferred Employees” is defined in Section 5.1.

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LIST OF EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A-1	-	Description of Real Property
Exhibit A-2	-	Description of Leases
Exhibit A-3	-	Description of Rights of Way and Pipeline System
Exhibit A-4	-	Description of Gas Plant
Exhibit A-5	-	Description of Vehicles
Exhibit A-6	-	Description of Contracts
Exhibit B	-	BCCK Letter
Exhibit C-1	-	Share Recipients
Exhibit C-2		Investor Representation Letter
Exhibit D	-	Seller’s Legal Opinion
Exhibit E	-	Buyer’s Legal Opinion; GeoPetro’s Legal Opinion
Exhibit 7.2(ii)	-	Assignment Agreement
Exhibit 7.2(iii)	-	Warranty Deed
Exhibit 7.2(vi)	-	Affidavit of Non-Foreign Status
Exhibit F		Termination Agreement

Schedules:

Schedule 4.1(e)	-	Violations or Breaches
Schedule 4.1(f)	-	Consents
Schedule 4.1(g)	-	Pending Actions
Schedule 4.1(h)	-	Compliance with Laws
Schedule 4.1(k)	-	Material Contracts
Schedule 4.1(l)	-	Environmental Matters
Schedule 4.1(m)	-	Tax Matters
Schedule 4.1(n)	-	Business Employees
Schedule 4.1(o)	-	Title Matters
Schedule 4.1(p)	-	Permits
Schedule 4.1(q)	-	Intellectual Property Matters
Schedule 4.1(t)	-	Regulatory Matters
Schedule 4.1(v)	-	Absence of Changes

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